Exhibit 99.1

Tumi Holdings Sets July 12, 2016 Special Meeting for Vote on Merger Agreement with Samsonite
Stockholders of Record on June 3, 2016 entitled to vote at Special Meeting

South Plainfield, NJ - May 25, 2016 - Tumi Holdings, Inc. (NYSE: TUMI), the leading global brand of premium travel, business and lifestyle products and accessories, today announced that it has established a record date of June 3, 2016, and a meeting date of July 12, 2016, for a special meeting of its stockholders to, among other things, consider and vote on a proposal to approve the previously announced Agreement and Plan of Merger with Samsonite International S.A. ("Samsonite") (SEHK: 1910) and PTL Acquisition Inc., an indirect wholly owned subsidiary of Samsonite, under which Samsonite will acquire Tumi for $26.75 per share in an all cash transaction. The Board of Directors of Tumi recommends that stockholders vote in favor of the merger with Samsonite.
Tumi stockholders as of the close of business on the record date for the special meeting will be entitled to receive notice of, and to vote at, the special meeting.
Tumi continues to expect the transaction to close in the second half of 2016, subject to the receipt of approvals by Samsonite and Tumi shareholders, and the satisfaction of other customary closing conditions.
About Tumi
Tumi is the leading global brand of premium travel, business and lifestyle products and accessories. The brand is sold in approximately 2,100 points of distribution from New York to Paris to London and Tokyo, as well as in the world’s top department, specialty and travel retail stores in over 75 countries. For more information, please visit www.tumi.com.
Forward-Looking Statements
Certain statements included in this communication are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “may”, “should”, “would”, “plan”, “intend”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “seem”, “seek”, “continue”, “future”, “will”, “expect”, “outlook” or other similar words, phrases or expressions. These forward-looking statements include statements regarding the proposed transaction between Tumi Holdings, Inc. (“Tumi”) and Samsonite International S.A. (“Samsonite”). These statements are based on the current expectations of Tumi management and are not predictions of actual performance. These statements are subject to a number of risks and uncertainties regarding Tumi’s and Samsonite’s respective businesses and the transaction, and actual results may differ materially. These risks and uncertainties include, but are not limited to, changes in the business environment in which Tumi and Samsonite operate, including inflation and interest rates, and general financial, economic, regulatory and political conditions affecting the industry in which Tumi and Samsonite operate; changes in taxes, governmental laws, and regulations; competitive product and pricing activity; difficulties of managing growth profitably; the loss of one or more members of Tumi’s or Samsonite’s management team; the inability of the parties to successfully or timely consummate the proposed transaction, including the risk that the expected benefits of the transaction or that the approval of the stockholders of Tumi and/or the shareholders of Samsonite for the transaction is not obtained; those discussed in Tumi’s Annual Report on Form 10-K for the year ended December 31, 2015 under the heading “Risk Factors,” as updated from time to time by Tumi’s Quarterly Reports on Form 10-Q and other documents of Tumi on file with the Securities and Exchange Commission (“SEC”) or in the proxy statement on Schedule 14A that will be filed with the SEC by Tumi. There may be additional risks that Tumi does not presently know or that Tumi currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements provide Tumi’s expectations, plans or forecasts of future events and views as of the date of this communication. Tumi anticipates that subsequent events and developments will cause Tumi’s assessment to change. However, while Tumi may elect to update these forward-looking statements at some point in the future, Tumi specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Tumi’s assessments as of any date subsequent to the date of this communication.

Additional Information
This communication is not a solicitation of a proxy from any stockholder of Tumi. In connection with the proposed transaction, Tumi will mail a definitive proxy statement to its stockholders, a preliminary version of which has been filed with the SEC on Schedule 14A. INVESTORS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. You will be able to obtain the proxy statement, as well as other filings containing information about Tumi free of charge, at the website maintained by the SEC at www.sec.gov. and at Tumi's website at www.tumi.com/s/investor-relations. In addition, the proxy statement and other documents filed by Tumi with the SEC (when available) may be obtained from Tumi, free of charge, by directing a request to parker.schram@icrinc.com.
The directors and executive officers of Tumi and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Tumi’s directors and executive officers is available in its Amendment No. 1 to Annual Report on Form 10-K/A, which was filed with the SEC on April 28, 2016. These documents can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation and their respective interests will be included in the proxy statement and other relevant materials to be filed with the SEC when they become available.
Contacts
Investor Relations:
ICR, Inc.
Jean Fontana / Joseph Teklits, 203-682-8200
jean.fontana@icrinc.com
or
Media Relations:
ICR, Inc.
Alecia Pulman / Brittany Fraser, 646-277-1231
brittany.fraser@icrinc.com